SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

                    Filed pursuant to Section 13 or 15(d) of
                       THE SECURITIES EXCHANGE ACT OF 1934

                                November 15, 1996
                         Date of Earliest Event Reported



                                 COMDISCO, INC.
                            (a Delaware Corporation)
                              6111 North River Road
                            Rosemont, Illinois 60018
                            Telephone (708) 698-3000
                          Commission file number 1-7725
                I.R.S. Employer Identification Number 36-2687938

Item 5.  Other Events.

On November 6, 1996, Comdisco, Inc. announced fourth quarter and fiscal 1996 year end operating results.

Item 7.  Financial Statements and Exhibits

(c)      Exhibits

99       Press Release announcing results of operations

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.



                                                       COMDISCO, INC.



Date: November 15, 1996                     by:      /s/ David J. Keenan
                                                     -------------------
                                                     David J. Keenan
                                                     Vice President and
                                                     Corporate Controller

Exhibit 99.       Press Release Announcing Results of Operations

For Immediate Release
                     Media Contact: Mary Moster 847/518-5147

 COMDISCO, INC. ANNOUNCES RECORD 1996 NET EARNINGS OF $2.00 PER COMMON SHARE ON REVENUE OF $2.4 BILLION; DECLARES QUARTERLY CASH DIVIDENDS

ROSEMONT, Illinois, November 6, 1996: Comdisco, Inc. (NYSE: CDO) today \ reported operating results for its fourth quarter and fiscal year ended September 30, 1996.

OPERATING RESULTS:

         For the quarter ended September 30, 1996, the company reported total revenue of $728 million, versus $584 million for the prior year period. Net earnings for the quarter were $28 million, or $.53 per common share, versus $25 million, or $.45 per common share, for the prior year period.
         For the year ended September 30, 1996, the company reported total revenue of $2.4 billion, versus $2.2 billion for the prior year period. Net earnings were $106 million, or $2.00 per common share, versus $96 million, or $1.73 per common share, for the prior year period.

CEO COMMENTARY:

         Commenting on the Company's results, Jack Slevin, chairman and chief executive officer, stated," 1996 was the best year in the company's history. We set many new records during the year but most notable was the volume of new business that we wrote during the year. We surpassed our internal target by over $400 million and wrote $2.6 billion of new business. A significant part of this increase was due to the performance of our Technology Integration Services and Distributed Systems groups.
         "Our 1996 fourth quarter was our best quarter ever," Slevin continued. "The company's new business volume, revenue, and earnings were all records. Comdisco's Business Continuity and Network Services division, as well as our Healthcare subsidiary and Comdisco Ventures division posted records for both earnings and revenue for the quarter. The company's lease volume surpassed the $700 million mark for the second consecutive quarter to a record $769 million.
         "During the quarter we formed an alliance with VIASOFT (VIAS/NASDAQ/NM) that will add value to our Millennium Testing Services program," Slevin said. "We also formed an alliance with Asset Software International Corporation of Canada to cooperatively provide asset management software and services worldwide. These joint ventures are integral components of Comdisco's technology services offerings.
         "For the year, we established records in terms of new business volume, revenue, and earnings. One of our value drivers, operating lease revenue, was up 22% from the prior year period. The pretax earnings contribution from our five diversified business areas; Business Continuity and Network Services, Electronics, International, Healthcare and Comdisco Ventures, was $88 million, or 48% of pretax profits, up 28% from last year," he said.
         "The company strengthened its financial position in 1996 and made continued improvements in shareholder value. We repurchased $80 million, or 3.7 million shares, of Comdisco common stock during the year. Despite our aggressive share repurchase program we increased our stockholders equity to a record $799 million. Our financial performance did not go unnoticed. In April, Standard & Poor's raised our debt rating to BBB+ and in October Moody's raised it to Baa1. Also, the total return of 47% on Comdisco common stock for fiscal 1996 outperformed the S&P 500 Index.
         "We experienced great success in 1996 and we anticipate that with the people, strategies and technology services that we have in place, we should achieve an even greater level of success in 1997," Slevin said.

DIVIDEND INFORMATION:

     On November 5, 1996, the company declared a quarterly cash dividend of $.07 per share to common stockholders. The common stock cash dividend will be payable on December 9, 1996, to stockholders of record on November 15, 1996. The company declared a quarterly cash dividend of $.55 per share to preferred stockholders (Series A and B). The preferred stock cash dividend will be payable on December 15, 1996 to preferred stockholders of record (Series A and B) on November 29, 1996. Comdisco had 49,632,758 shares, and 3,562,600 shares of common and preferred (Series A and B) stock outstanding, respectively, at September 30, 1996.

SAFE HARBOR:

     The  third   paragraph  and  the  last  sentence  of  the  CEO commentary above contain forward-looking statements as to which the company intends to have the benefit of the safe harbor created by the Private Securities Litigation Reform Act of 1995. While these forward-looking statements are based on assumptions believed by the company to be reasonable and reflect the company's current expectations as to future events and financial performance, they are subject to important factors relating to the company's operations and business environment which may cause the actual results of the company to be materially different from any future results expressed or implied by such forward-looking statements. Examples of such factors include, but are not limited to, the mix of leases written in a quarter which are a result of a combination of factors, including, but not limited to, changes in customer demands and/or requirements, new product announcements, price changes, changes in delivery dates, changes in maintenance policies and the pricing policies of equipment manufacturers, and price competition from other lessors. The company undertakes no obligation to publicly update or revise any forward-looking statements whether as a result of new information, future events or otherwise.
         Comdisco Inc. (NYSE:CDO), a technology services company, is one of the world's leading providers of solutions that help organizations reduce technology cost and risk. These services include asset management; equipment leasing and remarketing; business continuity; technology integration; and network services. For more information visit Comdisco's web site at http://www.comdisco.com.






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Comdisco, Inc. and Subsidiaries
Consolidated Statements of Earnings
For the Three and Twelve Months Ended September 30, 1996 and 1995
(Dollars in millions except per share data)


                                                                                    Three months            Twelve months
                                                                                    ended                   ended
                                                                                    September 30            September 30


                                                                                    1996       1995       1996       1995
                                                                                   -------    -------    -------    -------

Revenue
  Leasing
    Operating                                                                   $   370    $   305    $ 1,365    $ 1,117
    Direct financing                                                                 33         43        149        180
    Sales-type                                                                      140         66        283        276
                                                                                -------    -------    -------    -------
      Total leasing                                                                 543        414      1,797      1,573

Sales                                                                                83         89        262        358
Business continuity and network services                                             87         70        318        267
Other                                                                                15         11         54         42
                                                                                -------    -------    -------    -------
  Total revenue                                                                     728        584      2,431      2,240
                                                                                -------    -------    -------    -------

Costs and expenses
  Leasing
    Operating                                                                       287        227      1,037        824
    Sales-type                                                                      112         43        209        199
                                                                                -------    -------    -------    -------
      Total leasing                                                                 399        270      1,246      1,023

Sales                                                                                73         79        218        304
Business continuity and network services                                             76         62        277        238
Selling, general and administrative                                                  64         61        244        233
Interest                                                                             68         68        262        274
                                                                                -------    -------    -------    -------
  Total costs and expenses                                                          680        540      2,247      2,072
                                                                                -------    -------    -------    -------

Earnings before income taxes                                                         48         44        184        168
Income taxes                                                                         18         17         70         64
                                                                                -------    -------    -------    -------
Net earnings before preferred dividends                                              30         27        114        104
Preferred dividends                                                                  (2)        (2)        (8)        (8)
                                                                                -------    -------    -------    -------
Net earnings available to common stockholders                                   $    28    $    25    $   106    $    96
                                                                                =======    =======    =======    =======

Retained earnings at beginning of period                                        $   831    $   742    $   764    $   681
Net earnings available to common stockholders                                        28         25        106         96
Cash dividends paid on common stock                                                  (3)        (3)       (14)       (13)
                                                                                -------    -------    -------    -------

Retained earnings at end of period                                              $   856    $   764    $   856    $   764
                                                                                =======    =======    =======    =======

Net earnings per common and common equivalent share:
   Net earnings available to common stockholders                                $  0.53    $  0.45    $  2.00    $  1.73
                                                                                =======    =======    =======    =======

Common and common equivalent shares outstanding                                      53         55         53         55
                                                                                =======    =======    =======    =======
